UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 7, 2011

China New Media Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Golden Name Commercial Tower
68 Renmin Road, Zhongshan District, Dalian, P.R. China
 (Address of Principal Executive Offices)

116001
(Zip Code)

86-0411-8272-8168
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 7, 2011, the Board of Directors (the “Board”) of China New Media Corp. (the “Company”) appointed Stephen Monticelli as an independent director of the Company.  Mr. Monticelli also was appointed as the Chair of the Audit Committee.  Pursuant to Mr. Monticelli’s appointment letter, Mr. Monticelli will receive $2,500 per month as cash compensation, an annual grant of 33,333 shares of restricted stock of the Company which vests one year from the date of grant, and a warrant to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.80 per share.  The Warrant Shares for the first year (up to an aggregate total of 16,666 shares) will vest following a full year of service as a Non-Executive Director.  The Warrant Shares for the second year (up to an aggregate total for years one and two of 33,333 shares) will vest following a second full year of service as a Non-Executive Director.  The Warrant Shares for years three through five (up to an aggregate total for all five years of 50,000 shares) will vest following the third full year of service as a Non-Executive Director.  If Mr. Monticelli is removed, resigns or otherwise does not serve as a director of the Company for the full five year period, then the Holder shall return to the Company on a pro rata basis the number of Warrant Shares received that is proportionate to the number of months remaining in the five-year period.  Mr. Monticelli will be reimbursed for all reasonable expenses incurred while performing his role as independent director or Chair of the Audit Committee, including one (1) roundtrip business class airfare from the United States to China for up to $5,000 per trip.  The Company will provide directors’ and officers’ liability insurance coverage for Mr. Monticelli.  The foregoing summary of Mr. Monticelli’s compensation is qualified in its entirety by reference to Mr. Monticelli’s appointment letter and warrant, which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and attached herewith.

    Mr. Monticelli has an investment career spanning 23 years and encompassing both private and public equity.   Mr. Monticelli founded Mosaic in 1996 and launched its first two funds in 1998.  The Mosaic China Fund was launched in 2010.  His investment career began in 1987 when he joined The Fremont Group as a Principal.  He was later a Managing Director with Baccharis Capital, a venture capital firm.   Prior to his investment career, Mr. Monticelli was a management consultant with Marakon Associates and a certified public accountant with Deloitte and Touche.  Mr. Monticelli holds a BS and an MBA from the Haas School of Business at the University of California at Berkeley.

    There is no arrangement or understanding pursuant to which Mr. Monticelli was appointed as a director of the Company, and there are no related party transactions between Mr. Monticelli and the Company reportable under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events

    On March 7, 2011, the Company issued a press release announcing the appointment of Mr. Monticelli as independent director of the Company and as the Chair of the Audit Committee.  A copy of the press release is attached hereto as Exhibit 99.1.

    Exhibit 99.1 is being furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 4.1	Warrant

Exhibit 10.1	Letter Agreement between the Company and Stephen Monticelli

Exhibit 99.1	Press Release dated March 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011	China New Media Corp.

	By:	/s/ Guojun Wang
	Name:	Guojun Wang
	Title:	Chief Executive Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
4.1	Warrant	X
10.1	Letter Agreement between the Company and Stephen Monticelli	X
99.1	Press Release dated March 7, 2011	X